                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                               WAIVER NO. 3 UNDER
                      AMENDED AND RESTATED CREDIT AGREEMENT

       WAIVER dated as of February 29, 2000 under the Amended and Restated Credit Agreement dated as of September 30, 1998 (the "Credit Agreement") among VLASIC FOODS INTERNATIONAL INC. (the "Company"), the BANKS party thereto, THE CHASE MANHATTAN BANK, as Syndication Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (in such capacity, the "Administrative Agent") and Collateral Agent.

                           W I T N E S S E T H :

      WHEREAS, the Company has advised the Banks that at the end of the second Fiscal Quarter of Fiscal 2000 its Debt/EBITDA Ratio and its Fixed Charge Coverage Ratio (each as defined in the Credit Agreement) did not meet the requirements of Sections 5.13 and 5.14, respectively, of the Credit Agreement, and it has further advised the Banks that it believes it will be unable to be in compliance with such provisions at additional times after such point;

       WHEREAS, the Company has requested the Banks to grant an extension of interim waivers under the Credit Agreement granted in Waiver No. 2 dated as of January 18, 2000; and

       WHEREAS, the Banks party hereto are willing to extend such interim waivers under the Credit Agreement, on the terms and conditions set forth herein;

      NOW, THEREFORE, the parties hereto agree as follows:

       SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. As used herein, the following additional terms have the following meanings:

            "Cash Plan" means the consolidated cash forecast for the domestic operations of the Company and its Domestic Subsidiaries for the period from no later than the second week of February 2000 through the last week (whether partial or full) of June 2000, showing cash receipts and disbursements weekly, the net difference (whether positive or negative, referred to herein as "cash flow") and cumulative net cash flow from the beginning of such period through each succeeding week (and which specifies for each week the "permitted variance" contemplated by clause (ii) of Section 3(a)), including a summary of the significant assumptions upon which such forecast was based, a copy of which is identified as an attachment to the Company's letter to the Administrative Agent dated February 17, 2000.

      "February 10 Call Materials" means the written materials prepared by the Company and distributed to the Banks in connection with the lender conference call held by the Company on February 10, 2000, as identified as attachments to the Company's letter to the Administrative Agent dated February 17, 2000.

      "Waiver Effective Date" has the meaning specified in Section 11(a).

      "Waiver Expiry Time" and "Waiver Period" have the meanings specified in
Section 2(c).

      "Weekly Cash Flow Report" has the meaning specified in clause (i) of
Section 4(a).

      "Weekly Period" has the meaning specified in clause (i) of Section 4(a).

      SECTION 2. Certain Waivers. (a) The Banks party hereto waive (including for purposes of clause (c) of Section 3.03 of the Credit Agreement) any Default occurring on account of the Company's failure to be in compliance with Section
5.13 or Section 5.14 of the Credit Agreement as at the end of the second Fiscal Quarter and third Fiscal Quarter of Fiscal 2000, provided that this waiver shall be effective only if:

      (i) the Debt/EBITDA Ratio is not higher than 6.65 to 1 as at the end of the second Fiscal Quarter; and

      (ii) the Fixed Charge Coverage Ratio is not lower than 1.70 to 1 as at the end of the second Fiscal Quarter.

      (b) The Banks party hereto hereby waive any Default that may have occurred as a result of the Company at any time prior to the date hereof having made or been deemed to have made the representation and warranty set forth in Section 4.05(c) of the Credit Agreement without qualification by reference to the circumstances described in the February 10 Call Materials.

      (c) The foregoing waivers shall be effective solely for the period (the "Waiver Period") beginning on February 29, 2000 and ending at 5:00 P.M. (New

York City time) on June 20, 2000 or such earlier time as is determined pursuant to Section 2(d) (the "Waiver Expiry Time").

       (d) As soon as practicable after the end of the third Fiscal Quarter of Fiscal Year 2000, the Company will deliver a certificate to each Bank setting forth Consolidated EBITDA for such period and showing the calculation thereof in reasonable detail. If Consolidated EBITDA for such period is less than $7,000,000, then the Waiver Period will end at 5:00 P.M. (New York City time) on May 31, 2000.

       (e) The Company understands and accepts:

               (i) the interim nature of the waiver provided hereby, and that the Banks have given no assurances that they will extend the waiver provided hereby or provide other waivers under or amendments to the Credit Agreement or any other Financing Document;

               (ii) that except as expressly set forth herein, the waiver contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Financing Document and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects, and that no failure or delay by the Banks or any of them in exercising any right, power or privilege under any Financing Document, or any other action taken or not taken or statement made, during the period prior to the date hereof or during the period this Waiver is in effect shall operate as a waiver thereof or obligate any Bank to agree to an extension of the waiver provided hereby or any other waiver under or amendment to any Financing Document;

              (iii) that the Banks are under no obligation to extend, and in their sole and absolute discretion may refuse to extend, this Waiver beyond the Waiver Expiry Time; and

              (iv) that since the Company failed (other than by reason of this Waiver) to be in compliance with Sections 5.13 and 5.14 of the Credit Agreement as at the end of the second Fiscal Quarter of Fiscal 2000, if the Banks do not extend the waiver provided hereby or take other action in respect of any such failure, an Event of Default will automatically exist immediately following the Waiver Expiry Time, without the requirement of any further action by the Banks or the Administrative Agent.

       SECTION 3. Borrowings; Commitments. (a) The Company agrees that during the period from the date hereof until 5:30 P.M. (New York City time) on


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June 20, 2000 it will not give any Notice of Borrowing for Revolving Loans in an amount in excess of its actual cash funding needs for ordinary course of business expenditures (net of other sources of funds available or expected to be available to it, including previous Borrowings) during the seven-day period beginning with the related date of Borrowing, determined consistent with the Company's historical cash management practices, as certified in reasonable detail by the Company's Chief Financial Officer, Vice President and Controller or Treasurer in a certificate accompanying such Notice of Borrowing, provided that:

       (i) if the amount so determined is less than $5,000,000, such Borrowing may be in the amount of $5,000,000; and

      (ii) if the Company delivers a Weekly Cash Flow Report in which the cumulative net cash flow for the Weekly Period covered thereby varies adversely from the amount of the corresponding cumulative net cash flow set forth in the Cash Plan for such Weekly Period by an amount exceeding the "permitted variance" for such Weekly Period as is set forth in the Cash Plan, then during the period beginning on the date the Company delivered such Weekly Cash Flow Report the Company will not give any Notice of Borrowing for Revolving Loans, and during such period the Banks shall have no obligation to fund any Borrowing of Revolving Loans, whether or not the related Notice of Borrowing was given before or during such period, provided further that any particular instance of such a restriction shall cease to apply upon the subsequent date, if ever, on which the Company delivers a Weekly Cash Flow Report in which the cumulative net cash flow for the Weekly Period covered thereby does not vary adversely from the amount of the corresponding cumulative net cash flow set forth in the Cash Plan for such Weekly Period by an amount exceeding the applicable "permitted variance" as is set forth in the Cash Plan.

      (b) On the Waiver Effective Date, the Revolving Credit Commitments shall be reduced, automatically and without the requirement of any further action on the part of the Company or the Administrative Agent, to the aggregate amount of $225,000,000 (the amount of the reduction to be applied among the Banks in proportion to their Revolving Credit Commitments). This reduction is intended to be an absolute reduction from the amount of the Revolving Credit Commitments on the date hereof that is in addition to any other reduction in the amount of the Revolving Credit Commitments that may be required pursuant to Section 2.12 on or prior to the Waiver Effective Date, and the level to which the Revolving Credit Commitments are reduced pursuant to this Section shall, if necessary, be appropriately reduced if any such other reduction is made.

      (c) The requirements of clause (d) of Section 3.03 of the Credit Agreement are hereby waived during the Waiver Period to the limited extent that the


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representation and warranty set forth in Section 4.05(c) is not true solely on account of the circumstances described in the February 10 Call Materials, and any representation and warranty made or deemed made by the Company on or after the date hereof during the Waiver Period pursuant to Section 3.03 of the Credit Agreement shall be deemed qualified to such extent.

       SECTION 4. Additional Covenants. The Company agrees that so long as any Bank has any Loans outstanding under the Credit Agreement or any interest or fee accrued thereunder remains unpaid:

       (a) The Company shall deliver the following information to the Administrative Agent and each Bank:

       (i) by facsimile no later than 5:00 P.M. (New York City time) on each Tuesday (or, if such day or the immediately preceding Monday is not a Domestic Business Day, the next succeeding Domestic Business Day), a report with respect to its domestic operations (in a form and level of detail consistent with the Cash Plan, referred to herein as a "Weekly Cash Flow Report") setting forth cash receipts and disbursements, cash flow and cumulative net cash flow for the Company and its Domestic Subsidiaries for the week ending on the most recent Friday (a "Weekly Period"), and if the cumulative net cash flow for such Weekly Period varies adversely by more than $6,000,000 from the cumulative net cash flow for such Weekly Period set forth in the Cash Plan, the Company shall also deliver with such Weekly Cash Flow Report a reconciliation to the forecast for that week included in the Cash Plan and an explanation of the causes of any variances.

      (ii) by facsimile no later than 5:00 P.M. (New York City time) on each Tuesday (or, if such day or the immediately preceding Monday is not a Domestic Business Day, the next succeeding Domestic Business Day), a report (in a form and level of detail satisfactory to the Administrative Agent) for the most recent Weekly Period, setting forth for such Weekly Period (a) gross sales and
(b) shipment volumes, in each case for each major domestic product line (all such calculations to be made in a manner consistent with the Company's historical practices in compiling and reporting such data); and

      (iii) no later than 15 Domestic Business Days after the end of each month, a copy of the Company's monthly management operating report for such month, including financial statements and a calculation of EBIT (earnings before interest and taxes) for such month.

      (b) The Company will as soon as practicable after the execution of this Waiver retain an investment bank of recognized national standing as financial


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
adviser, which will be engaged to assist the Company in a strategic review of its business and finances and analysis of the information obtained. The Company will furnish to each Bank a copy of the final written report prepared by such investment bank and presented to the Board of Directors of the Company, promptly after it is so presented.

       (c) The Company agrees that it will have a meeting to which all of the Banks are invited no later than March 31, 2000 on a date and in a location to be mutually agreed with the Administrative Agent, at which its senior management will make a detailed presentation of its recent results of operations and current financial condition and the current status of its business and affairs, and the status of the strategic review referred to in Section 4(b). At this meeting, it will also present in reasonable detail its business plan, budget and financial projections for the balance of Fiscal Year 2000, describing in reasonable detail the basis for such projections (including any assumptions) and, in the case of such financial projections, explaining in reasonable detail the variances from the projections for the same period furnished to the Banks in October, 1999. A written report setting forth the details of such presentation will be delivered to each Bank no later than five Domestic Business Days prior to the date of such meeting.

       The Company agrees that it will also have an additional meeting to which all of the Banks are invited no later than May 31, 2000 on a date and in a location to be mutually agreed with the Administrative Agent, at which its senior management will make a detailed presentation of the results of the Company's strategic review referred to in Section 4(b) and what decisions have been taken by the Board of Directors as part of that process. At this meeting, the Company will also present in reasonable detail an at least preliminary version of its business plan, budget and financial projections for Fiscal Year 2001 (it being understood that such information will not necessarily, by that time, have been presented to and approved by the Board of Directors of the Company and that such information is subject to change, which may be significant, based on the actions of the Board of Directors), describing in reasonable detail the basis for such projections (including any assumptions). A written report setting forth the details of such presentation (and accompanied by a copy of the investment bank report referred to in Section 4(b) if not previously delivered to the Banks) will be delivered to each Bank no later than five Domestic Business Days prior to the date of such meeting.

       SECTION 5. Miscellaneous Further Provisions. The Company, on or before April 30, 2000, shall further secure, and cause each Domestic Vlasic Company to further secure, its Secured Obligations by Liens on each significant parcel of owned real property (including improvements), and agrees that it will comply, and cause each Domestic Vlasic Company to comply, with Sections


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
5.08(a)(iv) and 5.08(b) as if such Sections were applicable (other than not needing to provide any leasehold mortgages, surveys or title insurance).

       SECTION 6. Lapse of Waiver. The Company agrees that its failure to comply with any provision of this Waiver No. 3 shall cause the waivers granted hereby to cease to be in effect (i) in the case of clauses (i) and (ii) of Section 4(a), if such failure continues for two Domestic Business Days (without the requirement of any notice from the Administrative Agent) and (ii) in the case of clause (iii) of Section 4(a) and Sections 4(b), 4(c) and 5, if such failure continues for more than five days after notice from the Administrative Agent given at the direction of the Required Banks. The Company also agrees that this Waiver shall be considered a "Financial Document" for all purposes of the Credit Agreement, including without limitation clause (d) of Section 6.01.

      SECTION 7. Interest. The Company agrees that (i) during the Waiver Period and (ii) if immediately after the Waiver Period ends any Event of Defaults have occurred and are continuing, during any period that any such Event of Default continues to exist, the Facility Fee Rate, Euro-Dollar Margin, CD Margin and Base Rate Margin shall be as set forth in the table below, regardless of the actual Debt/EBITDA Ratio.

            Facility Fee Rate          0.50%
            Euro-Dollar Margin         2.50%
            CD Margin                 2.625%
            Base Rate Margin           1.50%


      SECTION 8. Representations of the Company. The Company represents and warrants that, except as expressly waived hereby, (i) the representations and warranties of the Company set forth in Article 4 of the Credit Agreement will be true on and as of the Waiver Effective Date and (ii) no Default will have occurred and be continuing on such date. The Company further represents and warrants that:

      (a) all information (other than projections) heretofore furnished by the Company to the Administrative Agent or any Bank for purposes of or in connection with this Waiver does not, and all such information hereafter furnished by the Company to the Administrative Agent or any Bank will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in light of the circumstances under which they were or will be made, not misleading; and

      (b) the projections upon which the Cash Plan was based and the information in the written reports of the Company referred to in Section 4(c) will


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
in each case be based upon good faith estimates and assumptions believed by the Company's senior management to be reasonable at the time delivered and at the time prepared and delivered represent senior management's reasonable best estimate of the future performance of, in the case of the Cash Plan, the domestic operations of the Company and its Domestic Subsidiaries and, in the case of such reports, the Company and its Subsidiaries.

         SECTION 9. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 10. Counterparts. This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 11. Effectiveness. (a) This Waiver shall become effective as of the date hereof on the date (the "Waiver Effective Date") when the Administrative Agent shall have received:

      (i) from each of the Company, each Domestic Subsidiary and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

      (ii) confirmation that the Company has paid all statements of Davis Polk & Wardwell, special counsel for the Administrative Agent, that have been rendered to the Company at least two Domestic Business Days prior to the Waiver Effective Date in respect of this Waiver or other Credit Agreement matters.

       (b) No later than the first Domestic Business Day after the Waiver Effective Date, the Borrower shall pay the Administrative Agent, in immediately available funds, (1) for the account of each Bank that has evidenced its agreement hereto as provided in clause (i) of Section 11(a) by 5:00 P.M. (New York City time) on the later of (i) February 28, 2000 and (ii) the date the Administrative Agent issues a notice to the Banks saying this Waiver has become effective, a waiver fee in an amount equal to 0.175% of the sum (as of the opening of business on the date hereof) of (A) the Revolving Credit Commitment of such Bank and (B) the outstanding principal amount of such Bank's Term Loans and (2) an arrangement fee solely for the account of the Administrative Agent (or its affiliate) in the amount separately agreed between the Administrative Agent and the Company.


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
       IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

                                    VLASIC FOODS INTERNATIONAL INC.

                                    By: /s/ Robert F. Bernstock
                                        ----------------------------
                                       Name: Robert F. Bernstock
                                       Title: President and Chief
                                              Executive Officer

                                    MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK

                                    By: /s/ John Kowalczuk
                                        ----------------------------
                                       Name: John Kowalczuk
                                       Title: Vice President

                                    THE CHASE MANHATTAN BANK

                                    By: /s/ Susan E. Atkins
                                        ----------------------------
                                       Name: Susan E. Atkins
                                       Title: Managing Director

                                    BANK OF AMERICA NT&SA

                                    By: /s/ Casey Cosgrove
                                        ----------------------------
                                       Name: Casey Cosgrove
                                       Title: Vice President

                                    BANK OF MONTREAL

                                    By: /s/ Heather L. Turf
                                        ----------------------------
                                       Name: Heather L. Turf
                                       Title: Director

                                    BARCLAYS BANK PLC

                                    By: /s/ Paul Kavanagh
                                        ----------------------------
                                       Name: Paul Kavanagh
                                       Title: Director



                                    CITIBANK, N.A.

                                    By: /s/ Robert M. Spence
                                        ----------------------------
                                       Name: Robert M. Spence
                                       Title: Managing Director



                                    DEUTSCHE BANK AG NEW YORK
                                       and/or CAYMAN ISLANDS
                                       BRANCHES

                                    By: /s/ Robert C. Wheeler
                                        ----------------------------
                                       Name: Robert C. Wheeler
                                       Title: Director


                                    By: /s/ Margaret S. Cheever
                                        ----------------------------
                                       Name: Margaret S. Cheever
                                       Title: Managing Director



                                    BANK ONE, NA (Main office, Chicago)

                                    By: /s/ Stephen E. McDonald
                                        ----------------------------
                                       Name: Stephen E. McDonald
                                       Title: Senior Vice President



                                    FLEET NATIONAL BANK

                                    By: /s/ Steve Kalin
                                        ----------------------------
                                       Name: Steve Kalin
                                       Title: Vice President

                                    MELLON BANK, N.A.

                                    By: /s/ Donald G. Cassidy, Jr.
                                        ----------------------------
                                       Name: Donald G. Cassidy, Jr.
                                       Title: First Vice President



                                    PNC BANK, NATIONAL ASSOCIATION

                                    By: /s/ Daniel K. Fitzpatrick
                                        ----------------------------
                                       Name: Daniel K. Fitzpatrick
                                       Title: Vice President and Senior
                                              Relationship Manager



                                    WACHOVIA BANK, N.A.

                                    By: /s/ James Barwis
                                        ----------------------------
                                       Name: James Barwis
                                       Title: Vice President

                                    THE BANK OF NEW YORK

                                    By: /s/ Walter C. Parelli
                                        ----------------------------
                                       Name: Walter C. Parelli
                                       Title: Vice President



                                    THE BANK OF NOVA SCOTIA

                                    By: /s/ Brian S. Allen
                                        ----------------------------
                                       Name: Brian S. Allen
                                       Title: Managing Director



                                    FIRST UNION NATIONAL BANK

                                    By: /s/ Stuart Kratter
                                        ----------------------------
                                       Name: Stuart Kratter
                                       Title: Senior Vice President



                                    SUNTRUST BANK

                                    By: /s/ Laura G. Harrison
                                        ----------------------------
                                       Name: Laura G. Harrison
                                       Title: Vice President

                                    WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE NEW YORK
                                        BRANCH

                                    By: /s/ Andreas Schroeter
                                        ----------------------------
                                       Name: Andreas Schroeter
                                       Title: Director



                                    By: /s/ Walter T. Duffy, III
                                        ----------------------------
                                       Name: Walter T. Duffy, III
                                       Title: Vice President




                                    BANCA NAZIONALE DEL LAVORO
                                        S.p.A.-NEW YORK BRANCH

                                    By: /s/ Giulio Giovine
                                        ----------------------------
                                       Name: Giulio Giovine
                                       Title: Vice President




                                    By: /s/ Leonardo Valentini
                                        ----------------------------
                                       Name: Leonardo Valentini
                                       Title: First Vice President

CONFIRMED AND AGREED TO:

ALIGAR, INC.

CARGAL, INC.

VLASIC FOODS DISTRIBUTION COMPANY

VF BRANDS, INC.

VLASIC INTERNATIONAL BRANDS INC.

VLASIC STANDARDS, INC.

VLASIC INTERNATIONAL SALES INC.

By: /s/ Joseph Adler
    ----------------------------
      Name: Joseph Adler
      Title: Vice President and
             Controller

By: /s/ Thomas Considine
    ----------------------------
      Name: Thomas Considine
      Title: Treasurer



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